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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in Amendment No. 1 to the Registration Statement on Form S-4 of Axonyx Inc., pertaining to the registration of 88,975,542 shares of its common stock and warrants to purchase 12,000,000 shares of its common stock, of our report dated January 30, 2006 on our audits of the financial statements included herein, and to the reference to our firm under the caption "Experts."

/s/ Eisner LLP

New York, New York
August 24, 2006

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM